Exhibit 99.1

Bay Bancorp, Inc. Reports Record First Quarter 2017 Results

COLUMBIA, Md., April 27, 2017 (GLOBE NEWSWIRE) -- Bay Bancorp, Inc. (“Bay”) (NASDAQ:BYBK), the savings and loan holding company for Bay Bank, FSB (“Bank”), announced today net income of $0.96 million, or $0.09 per basic and diluted common share for the quarter ended March 31, 2017 compared to net income of $0.19 million or $0.02 per basic and diluted common share for the quarter ended March 31, 2016.  The Bank now has total assets of over $633 million and 11 branches in the Baltimore-Washington region, and is the fifth largest community bank headquartered in the Baltimore region based upon deposit market share.

Commenting on the announcement, Joseph J. Thomas, President and CEO, said, “We are  pleased with our company’s performance in the first quarter of 2017, the best quarterly earnings results in our history.  We are demonstrating  organic loan growth, attractive low cost core deposit funding and improved operational efficiencies and cost savings from prior acquisitions.  Our income before taxes of $1.54 million represents a $1.24 million increase over the $0.30 million recorded for the first quarter in 2016 and $0.57 million increase over the $0.97 million recorded for the quarter ended December 31, 2016. As a result, our return on average assets for the three-month period ended March 31, 2017 was 0.63% as compared to 0.53% and 0.16% for the three-month periods ended December 31, 2016 and March 31, 2016, respectively, and return on average equity for the three-month period ended March 31, 2017 was 5.87%, as compared to 5.04% and 1.11% for the three-month periods ended December 31, 2016 and March 31, 2016, respectively.”

Highlights from the First Three-months of 2017

The Bank continued organic net growth in the first quarter of 2017.  Net loan growth was favorable and targeted core deposit growth was strong.  Planned declines in certificate of deposit balances following the successful closing of Bay’s merger with Hopkins Bancorp, Inc. and the related merger of Hopkins Federal Savings Bank into the Bank (collectively, the “Hopkins Merger”) led to an attractive 0.38% cost of funds for the first quarter of 2017.  Bay has strong liquidity and capital positions along with capacity for future growth, with total regulatory capital to risk weighted assets of approximately 12.90% at March 31, 2017.  The Bank has a record of success in acquisitions and acquired problem asset resolutions and had $7.6 million in remaining net purchase discounts on acquired loan portfolios at March 31, 2017.

Specific highlights are listed below:

  With the completion of the Hopkins Merger and consistent organic growth, total assets were $633 million at March 31, 2017 compared to $463 million at March 31, 2016 and $620 million at December 31, 2016.

  Total loans were $495 million at March 31, 2017, an increase of 25% from $397 million at March 31, 2016, and an increase of 2% from $487 million at December 31, 2016.

  Total deposits were $526 million at March 31, 2017, an increase of 44% from $366 million at March 31, 2016, and no change from $526 million at December 31, 2016.  Non-interest bearing deposits were $112 million at March 31, 2017, an increase of 14% from $98 million at March 31, 2016 and an increase of 1% from $111 million at December 31, 2016.

  Net interest income for the three-month period ended March 31, 2017 totaled $5.8 million, compared to $4.7 million for the same period of 2016.  Interest income associated with discount accretion on purchased loans, deferred costs and deferred fees will vary due to the timing and nature of loan principal payments.  Earning asset leverage was the primary driver in year-over-year results, as average earning loans and investments increased to $552 million for the three months ended March 31, 2017, compared to $425 million for the same period of 2016.

  Net interest margin for the three-month period ended March 31, 2017 was 4.05%, compared to 4.20% for the same period of 2016.  The margin for each period reflects the variable pace of discount accretion recognition within interest income, the impact of fair value amortization on the interest expense of acquired deposits, and the higher level of investments, including interest bearing federal funds acquired in the Hopkins Merger.

  Nonperforming assets increased to $16.1 million at March 31, 2017 from $15.8 million at December 31, 2016, and from $9.7 million at March 31, 2016.  The first quarter of 2017 increases resulted primarily from the Hopkins Merger, offset by continued resolution of acquired nonperforming loans.  Loans acquired in the Hopkins Merger include appropriate fair value adjustments.

  The provision for loan losses for the three-month period ended March 31, 2017 was $0.4 million, compared to $0.3 million for the same period of 2016.  The increases for the 2017 period were primarily the result of increases in loan originations and the continued transition from an acquired loan portfolio to an originated portfolio.  As a result, the allowance for loan losses was $3.16 million at March 31, 2017, representing 0.64% of loans, compared to $1.95 million, or 0.49% of loans, at March 31, 2016 and $2.82 million, or 0.58% of total loans, at December 31, 2016.  The allowance for loan losses at March 31, 2017 represents 1.00% of the Bay originated portfolio, with the remaining discount on acquired loans mitigating the need for additional loan loss reserves on these portfolios.  Management expects both the allowance for loan losses and the related provision for loan losses to increase in the future due to the gradual accretion of the discount on the acquired loan portfolios and an increase in new loan originations.

Balance Sheet Review

Total assets were $633 million at March 31, 2017, increases of $13 million, or 2%, and $170 million, or 37%, when compared to December 31, 2016 and March 31, 2016, respectively.  Investment securities increased by $39 million, or 144%, when compared to March 31, 2016, while loans held for investment increased by $98 million, or 25%, over the same period.

Total deposits were $526 million at March 31, 2017, with no significant change compared to the $526 million at December 31, 2016.  Activity included a managed decline in certificates of deposits, seasonal deposit fluctuations and no significant change in non-interest bearing deposits.  Short-term borrowings from the Federal Home Loan Bank increased to $34 million compared to $20 million at December 31, 2016.

Stockholders’ equity increased to $67.3 million at March 31, 2017, from $65.9 million at December 31, 2016, and $66.9 million at March 31, 2016.  These increases related primarily to corporate earnings, with the increase over the first quarter being offset by the $2.4 million decline related to the purchase of 568,436 shares of Bay’s common stock.  The combined activity improved the book value of Bay’s common stock to $6.38 per share at March 31, 2017, compared to $6.29 per share at December 31, 2016 and $6.15 per share at March 31, 2016.

In the third quarter of 2016, the Board of Directors authorized an additional stock purchase program, authorizing Bay to purchase an additional 250,000 shares of its common stock over a 12-month period in open market and/or through privately negotiated transactions, at Bay’s discretion. During the third quarter of 2016, Bay purchased 150,000 shares at an average price of $5.10 per share along with a purchase of 418,436 shares through a privately negotiated transaction at an average price of $5.18 per share.  Bay Bancorp has not elected to repurchase additional shares since that time. As of March 31, 2017, Bay has 250,000 shares remaining under the third quarter 2016 purchase authorization.  The Board may modify, suspend or discontinue the program at any time.

Nonperforming assets, which consist of nonaccrual loans, troubled debt restructurings, accruing loans past due 90 days or more, and real estate acquired through foreclosure, increased to $16.1 million at March 31, 2017 from $15.8 million at December 31, 2016 and from $9.7 million at March 31, 2016.  The changes were driven by loans acquired in the Hopkins Merger offset by decreases in purchased credit impaired loans.  Nonperforming assets represented 2.53% of total assets at March 31, 2017, compared to 2.55% at December 31, 2016 and 2.10% at March 31, 2016.

At March 31, 2017, the Bank remained above all “well-capitalized” regulatory requirement levels.  The Bank’s tier 1 risk-based capital ratio was approximately 12.29% at March 31, 2017 as compared to 12.31% at December 31, 2016 and 16.20% at March 31, 2016.  Liquidity remained strong due to managed cash and cash equivalents, borrowing lines with the FHLB of Atlanta, the Federal Reserve and correspondent banks, and the size and composition of the investment portfolio.

Review of Financial Results

Net income for the three-months period ended March 31, 2017 was $0.96 million, compared to net income of $.81 million and $0.19 million for the three month periods ended December 31, 2016 and March 31, 2016, respectively.

Net interest income for the three months ended March 31, 2017 totaled $5.8 million compared to $4.7 million for the same period of 2016.  Interest income resulting from interest-earning asset growth from expansion of the Bay originated loan portfolio, selective investment purchases and the Hopkins Merger was partially offset by a decrease in discount accretion on purchased loans, deferred costs and deferred fees.  As of March 31, 2017, the remaining net loan discounts on the Bank’s loan portfolio totaled $7.6 million.

Noninterest income for the three months ended March 31, 2017 was $1.3 million, increasing by $0.1 million when compared to the $1.2 million for the three months ended March 31, 2016.  Changes for the first quarter of 2017 were primary related to a $0.1 million increase in electronic banking fees.

Noninterest expense reduction continues to be a key focus for 2017 net income improvement.  For the three-month periods ended March 31, 2017, noninterest expense was $5.2 million, compared to $5.3 million for the same period of 2016.  The primary contributors to the decrease when compared to the first quarter of 2016 were a $0.2 million decrease in occupancy and foreclosed property costs, offset by a $0.1 million increase in merger related expenses.

Bay Bancorp, Inc. Information

Bay is a financial holding company and a savings and loan holding company headquartered in Columbia, Maryland.  Through the Bank, Bay serves the community with a network of 11 branches strategically located throughout the Baltimore Metropolitan Statistical Area, particularly Baltimore City and the Maryland counties of Baltimore Washington corridor.  The Bank serves small and medium size businesses, professionals and other valued customers by offering a broad suite of financial products and services, including on-line and mobile banking, commercial banking, cash management, mortgage lending and retail banking.  The Bank funds a variety of loan types including commercial and residential real estate loans, commercial term loans and lines of credit, consumer loans and letters of credit.  Additional information is available at www.baybankmd.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management's current expectations and beliefs concerning future developments and their potential effects on Bay. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Bay.  There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.  These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions.  Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true.  These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements.  For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Bay with the Securities and Exchange Commission entitled “Risk Factors”.

BAY BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	March 31,		March 31,
	2017	December 31,	2016	December 31,
	(unaudited)	2016	(unaudited)	2015

ASSETS
Cash and due from banks	$5,981,700	$7,591,685	$6,074,891	$8,059,888
Interest bearing deposits with banks and federal funds sold	36,822,635	32,435,771	8,682,578	26,353,334
Total Cash and Cash Equivalents	42,804,335	40,027,456	14,757,469	34,413,222

Investment securities available for sale, at fair value	64,455,089	60,232,727	25,018,385	33,352,233
Investment securities held to maturity, at amortized cost	1,137,200	1,158,238	1,553,671	1,573,165
Restricted equity securities, at cost	2,322,295	1,823,195	1,870,395	2,969,595
Loans held for sale	848,975	1,613,497	3,560,752	4,864,344

Loans, net of deferred fees and costs	495,236,254	487,103,713	396,854,139	393,240,567
Less: Allowance for loan losses	(3,159,769)	(2,823,153)	(1,948,536)	(1,773,009)
Loans, net	492,076,485	484,280,560	394,905,603	391,467,558

Real estate acquired through foreclosure	564,678	1,224,939	1,501,896	1,459,732
Premises and equipment, net	3,835,945	3,882,343	4,903,369	5,060,802
Bank owned life insurance	15,844,759	15,729,302	5,641,561	5,611,352
Core deposit intangible	2,794,844	3,030,309	2,431,376	2,624,184
Deferred tax assets, net	2,890,703	2,984,718	2,793,504	2,723,557
Accrued interest receivable	1,921,253	1,884,945	1,372,456	1,271,871
Accrued taxes receivable	660,993	1,153,102	2,136,804	2,775,237
Prepaid expenses	972,721	1,001,723	777,683	691,372
Other assets	220,863	276,540	209,732	303,614
Total Assets	$633,351,138	$620,303,594	$463,434,656	$491,161,838

LIABILITIES
Noninterest-bearing deposits	$112,411,694	$111,378,694	$98,085,001	$101,838,210
Interest-bearing deposits	413,390,788	415,079,700	267,800,996	265,577,728
Total Deposits	525,802,482	526,458,394	365,885,997	367,415,938

Short-term borrowings	34,000,000	20,000,000	26,275,000	52,300,000
Defined benefit pension liability	964,334	994,156	1,361,177	829,237
Accrued expenses and other liabilities	5,302,656	6,923,818	2,974,857	2,934,174
Total Liabilities	566,069,472	554,376,368	396,497,031	423,479,349

STOCKHOLDERS’ EQUITY
Common stock - par value $1.00, authorized 20,000,000 shares, issued and outstanding 10,543,862, 10,456,098, 10,887,932 and 11,062,932 shares as of March 31, 2017, December 30, 2016, March 31, 2016 and December 31, 2015, respectively.	10,543,862	10,456,098	10,887,932	11,062,932
Additional paid-in capital	41,187,024	40,814,285	42,730,014	43,378,927
Retained earnings	15,383,778	14,426,969	12,853,469	12,667,070
Accumulated other comprehensive income	167,002	30,383	466,210	573,560
Total controlling interest	67,281,666	65,727,735	66,937,625	67,682,489
Non-controlling interest	-	199,491	-	-
Total Stockholders' Equity	67,281,666	65,927,226	66,937,625	67,682,489
Total Liabilities and Stockholders' Equity	$633,351,138	$620,303,594	$463,434,656	$491,161,838

BAY BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended March 31,
	2017	2016

Interest income:
Interest and fees on loans	$5,920,144	$4,844,320
Interest on loans held for sale	6,882	39,666
Interest and dividends on securities	350,885	211,384
Interest on deposits with banks and federal funds sold	77,675	19,045
Total Interest Income	6,355,586	5,114,415

Interest expense:
Interest on deposits	455,850	309,177
Interest on short-term borrowings	60,204	63,795
Total Interest Expense	516,054	372,972
Net Interest Income	5,839,532	4,741,443

Provision for loan losses	440,521	298,000
Net interest income after provision for loan losses	5,399,011	4,443,443

Noninterest income:
Payment sponsorship fees	656,192	551,009
Mortgage banking fees and gains	182,944	158,547
Service charges on deposit accounts	62,633	70,614
Bargain purchase gain (adjustment)	873	-
Gain on securities sold	5,521	272,963
Other income	418,200	137,944
Total Noninterest Income	1,326,363	1,191,077

Noninterest expenses:
Salary and employee benefits	2,857,245	2,889,456
Occupancy and equipment expenses	757,645	871,195
Legal, accounting and other professional fees	232,956	310,561
Data processing and item processing services	327,794	281,992
FDIC insurance costs	65,014	77,479
Advertising and marketing related expenses	24,320	32,528
Foreclosed property expenses and OREO sales, net	16,859	74,479
Loan collection costs	34,666	20,800
Core deposit intangible amortization	235,465	192,808
Merger and acquisition related expenses	149,543	-
Other expenses	480,054	578,699
Total Noninterest Expenses	5,181,561	5,329,997
Income before income taxes	1,543,813	304,523
Income tax expense	587,005	118,124
Net income	$956,808	$186,399

Basic net income per common share	$0.09	$0.02

Diluted net income per common share	$0.09	$0.02

BAY BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Twelve Months Ended December 31, 2016 and 2015
(Unaudited)

				Accumulated
		Additional		Other	Non-
	Common	Paid-in	Retained	Comprehensive	controlling
	Stock	Capital	Earnings	Income (loss)	Interest	Total

Balance December 31, 2015	$11,062,932	$43,378,927	$12,667,070	$573,560	$-	$67,682,489

Net income	-	-	186,399	-	-	186,399
Other comprehensive income	-	-	-	(107,350)	-	(107,350)
Stock-based compensation	-	35,587	-	-	-	35,587
Repurchase of common stock	(175,000)	(684,500)	-	-	-	(859,500)
Balance March 31, 2016	$10,887,932	$42,730,014	$12,853,469	$466,210	$-	$66,937,625

				Accumulated
		Additional		Other	Non-
	Common	Paid-in	Retained	Comprehensive	controlling
	Stock	Capital	Earnings	Income (loss)	Interest	Total

Balance December 31, 2016	$10,456,098	$40,814,285	$14,426,969	$30,383	$199,491	$65,927,226

Net income	-	-	956,808	-	-	956,808
Sale of iReverse	-	-	1	-	(199,491)	(199,490)
Other comprehensive income	-	-	-	136,619	-	136,619
Stock-based compensation	-	62,564	-	-	-	62,564
Issuance of common stock under stock option plan	87,764	310,175	-	-	-	397,939
Balance March 31, 2017	$10,543,862	$41,187,024	$15,383,778	$167,002	$-	$67,281,666

BAY BANK, FSB
CAPITAL RATIOS

					To Be Well
					Capitalized Under
			To Be Considered		Prompt Corrective
	Actual		Adequately Capitalized		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of March 31, 2017:
(unaudited)

Total Risk-Based Capital Ratio	$67,183	12.90%	$41,674	8.00%	$52,093	10.00%

Tier I Risk-Based Capital Ratio	$64,023	12.29%	$31,256	6.00%	$41,674	8.00%

Common Equity Tier I Capital Ratio	$64,023	12.29%	$23,442	4.50%	$33,860	6.50%

Leverage Ratio	$64,023	10.34%	$24,770	4.00%	$30,963	5.00%

As of December 31, 2016:

Total Risk-Based Capital Ratio	$65,883	12.87%	$40,959	8.00%	$51,199	10.00%

Tier I Risk-Based Capital Ratio	$63,057	12.32%	$30,719	6.00%	$40,959	8.00%

Common Equity Tier I Capital Ratio	$63,057	12.32%	$23,039	4.50%	$33,279	6.50%

Leverage Ratio	$63,057	10.45%	$24,133	4.00%	$30,166	5.00%

As of March 31, 2016:
(unaudited)
Total Risk-Based Capital Ratio	$67,204	16.68%	$32,231	8.00%	$40,289	10.00%

Tier I Risk-Based Capital Ratio	$65,255	16.20%	$24,174	6.00%	$32,231	8.00%

Common Equity Tier I Capital Ratio	$65,255	16.20%	$18,130	4.50%	$26,188	6.50%

Leverage Ratio	$65,255	13.74%	$19,004	4.00%	$23,755	5.00%

As of December 31, 2015:

Total Risk-Based Capital Ratio	$67,238	16.58%	$32,443	8.00%	$40,553	10.00%

Tier I Risk-Based Capital Ratio	$65,465	16.14%	$24,332	6.00%	$32,443	8.00%

Common Equity Tier I Capital Ratio	$65,465	16.14%	$18,249	4.50%	$26,360	6.50%

Leverage Ratio	$65,465	13.75%	$19,041	4.00%	$23,801	5.00%

BAY BANCORP, INC. AND SUBSIDIARY
SELECTED FINANCIAL DATA

	Three Months Ended			Year Ended
	March 31,	March 31,	December 31,	December 31,	December 31,
	2017	2016	2016	2016	2015
	(unaudited)	(unaudited)	(unaudited)
Financial Data:
Assets	$633,351,138	$463,434,656	$620,303,594	$620,303,594	$491,161,838
Investment securities	65,592,289	26,572,056	61,390,965	61,390,965	34,925,398
Loans (net of deferred fees and costs)	495,236,254	396,854,139	487,103,713	487,103,713	393,240,567
Allowance for loan losses	(3,159,769)	(1,948,536)	(2,823,153)	(2,823,153)	(1,773,009)
Deposits	525,802,482	365,885,997	526,458,394	526,458,394	367,415,938
Borrowings	34,000,000	26,275,000	20,000,000	20,000,000	52,300,000
Equity attributable to non-controlling interest			199,491	199,491	-
Equity attributable to common shareholders	67,281,664	66,937,625	65,727,735	65,727,735	67,682,489

Net income - Bay Bancorp	956,808	186,399	750,170	1,759,899	1,930,765
Net income - Non-controlling interest	-	-	61,279	199,491	-

Average Balances: (unaudited)
Assets	617,613,946	476,747,246	603,746,545	536,333,860	481,145,938
Investment securities	62,069,734	29,466,610	53,358,950	40,537,934	36,649,655
Loans (net of deferred fees and costs)	490,288,543	395,839,666	483,690,335	436,793,412	389,684,221
Borrowings	23,779,661	44,265,934	1,975,000	26,493,284	23,188,219
Deposits	520,795,226	361,610,047	529,537,517	443,144,111	388,245,405
Stockholders' equity	66,063,753	67,564,670	64,084,518	66,146,705	65,747,418

Performance Ratios:
Annualized return on average assets	0.63%	0.16%	0.53%	0.37%	0.40%
Annualized return on average equity	5.87%	1.11%	5.04%	2.96%	2.94%
Yield on average interest-earning assets	4.41%	4.53%	4.41%	4.50%	5.10%
Rate on average interest-bearing liabilities	0.48%	0.48%	0.48%	0.50%	0.58%
Net interest spread	3.93%	4.05%	3.93%	4.00%	4.51%
Net interest margin	4.05%	4.20%	4.05%	4.14%	4.70%

Book value per share	$6.38	$6.15	$6.29	$6.29	$6.13
Basic net income per share	0.09	0.02	0.07	0.16	0.17
Diluted net income per share	0.09	0.02	0.07	0.16	0.17

	March 31,	March 31,	December 31,
	2017	2016	2016
Asset Quality Ratios:
Allowance for loan losses to loans	0.64%	0.49%	0.58%
Nonperforming loans to avg. loans	3.17%	2.07%	3.02%
Nonperforming assets to total assets	2.54%	2.10%	2.55%
Net charge-offs annualized to avg. loans	0.08%	0.03%	0.00%

Capital Ratios (Bay Bank, FSB):
Total risk-based capital ratio	12.90%	16.68%	12.87%
Common equity tier 1 capital ratio	12.29%	16.20%	12.32%
Tier 1 risk-based capital ratio	12.29%	16.20%	12.32%
Leverage ratio	10.34%	13.74%	10.45%

For investor inquiries contact:

Joseph J. Thomas, President and CEO
410-536-7336
jthomas@baybankmd.com
7151 Columbia Gateway Drive,
Suite A
Columbia, MD 21046

For further information contact:

Larry D. Pickett, Chief Financial Officer
lpickett@baybankmd.com
410-312-5415